                                                                    EXHIBIT 10.7

                                 LEASE AGREEMENT

                [LOGO OF BALBOA CAPITAL CORPORATION APPEARS HERE]

                  TO OUR VALUED CUSTOMER: This Lease has been written in "Plain English". When we use the words you and your in the Lease, we mean you, our customer, which is the Lessee indicated below. When we use the words we, us, and our in this Lease, we mean the Lessor, Balboa Capital Corporation. Our address is 2010 Main Street, Suite 1150, Irvine, CA 92614.

CUSTOMER INFORMATION:                  Lessee Name                                       Lessee #
                                       FreeRealTime.com, Inc.                            001-07458-01
                                       Billing Street Address                            Tax ID #
                                       3333 Michelson Drive, Suite 430, Irvine, CA       98-017187
                                       92612
                                       Equipment Location (if different from above)      Lessee Phone #
                                                                                         949-833-2959
SUPPLIER INFORMATION:                  Company Name                                      Contact
                                       EIS Computers Inc.                                David VanBeveron
                                       Address                                           Phone #
                                       3222 Corte Malpaso, Suite 208, Camarillo, CA      805-383-1466
                                       93012

EQUIPMENT DESCRIPTION:                 Quantity          Make/Model                      Serial Number

             See exhibit "A" attached hereto and make a part hereof

END OF LEASE:            [X] Fair Market Value Purchase Option (See Section 14)

TERM AND PAYMENT:                          Monthly Rent         Base Term in    Deposit        Deposit Applied To
                                       (Plus applicable taxes)     Months
                                                                                               First & last monthly rentals;
                                             $2,084.50               36        $4,169.00       Documentation Fees: $199.00

INSURANCE & TAXES:         You are required to provide and maintain insurance
                           related to the Equipment, and to pay any property, use and other taxes related to this Lease or the Equipment. (See sections 6 and 8 on the back of this Lease.) If you are tax-exempt, you agree to furnish us with satisfactory evidence of your exemption. You further agree to pay reasonable service fees assessed for processing of insurance premiums and taxes.

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TERMS & CONDITIONS:        BY SIGNING THIS LEASE: (i) YOU ACKNOWLEDGE THAT YOU
                           HAVE READ AND UNDERSTAND THE TERMS AND CONDITIONS ON EACH PAGE OF THIS LEASE, (ii) YOU AGREE THAT THIS LEASE IS A NET LEASE THAT YOU CANNOT TERMINATE OR CANCEL, YOU HAVE AN UNCONDITIONAL OBLIGATION TO MAKE ALL PAYMENTS DUE UNDER THIS LEASE, AND YOU CANNOT WITHHOLD, SET OFF OR REDUCE SUCH PAYMENTS FOR ANY REASON, (iii) YOU WILL USE THE EQUIPMENT ONLY FOR BUSINESS PURPOSES, (iv) YOU WARRANT THAT THE PERSON SIGNING THIS LEASE FOR YOU HAS THE AUTHORITY TO DO SO AND TO GRANT THE POWER OF ATTORNEY SET FORTH IN
                           SECTION 9 OF THIS LEASE, (v) YOU CONFIRM THAT YOU DECIDED TO ENTER INTO THIS LEASE RATHER THAN PURCHASE THE EQUIPMENT FOR THE TOTAL CASH PRICE, AND (vi) YOU AGREE THAT THIS LEASE WILL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA AND YOU CONSENT TO JURISDICTION IN THE COUNTY OF ORANGE, YOU EXPRESSLY WAIVE ANY RIGHTS TO A TRIAL BY JURY.


Lessor:  Balboa Capital Corporation        Lessee:  FreeRealTime.com, Inc.

By: ________________________               By: /s/ Brad Gunn
     Vice President
                                               Brad Gunn, President

Date:                                      Date:    March 25, 1999

         THIS LEASE IS SUBJECT TO APPROVAL AND ACCEPTANCE BY US AND SHALL NOT BECOME BINDING UNTIL SIGNED BY US.

         1. LEASE; DELIVERY AND ACCEPTANCE. You agree to lease the equipment described on the front of this lease agreement (collectively "Equipment") on the terms and conditions shown on the front and back of this lease ("Lease"). You agree to inspect the Equipment and execute a Delivery and Acceptance Certificate after the Equipment has been delivered and after you are satisfied the Equipment is satisfactory in every respect. If you fail to sign a Delivery and Acceptance Certificate within 10 days of delivery of the Equipment, we have the option of either beginning the Lease or terminating the Lease. If we begin the Lease you shall be bound by all terms and conditions of the Lease and you will perform all obligations as required. If we terminate the Lease, you shall pay us on demand all sums paid or owing by us to the supplier(s) of the Equipment and you shall indemnify and hold us harmless from any claims made by the supplier(s) arising out of or relating to the Equipment or the Lease.

         2. NO WARRANTIES. We are leasing the Equipment to you "AS-IS". YOU ACKNOWLEDGE THAT WE DO NOT MANUFACTURE THE EQUIPMENT, WE DO


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NOT REPRESENT THE MANUFACTURER OR THE SUPPLIER AND YOU HAVE SELECTED THE
EQUIPMENT AND SUPPLIER BASED UPON YOUR OWN JUDGMENT. WE MAKE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE. YOU AGREE THAT REGARDLESS OF CAUSE, WE ARE NOT RESPONSIBLE FOR AND YOU WILL NOT MAKE ANY CLAIM AGAINST US FOR ANY DAMAGES, WHETHER CONSEQUENTIAL, DIRECT, SPECIAL OR INDIRECT.

         YOU AGREE THAT NEITHER SUPPLIER NOR ANY SALESPERSON, EMPLOYEE OR AGENT OF SUPPLIER IS OUR AGENT OR HAS ANY AUTHORITY TO SPEAK FOR US OR TO BIND US IN ANY WAY. We transfer to you for the term of this Lease any warranties made by the manufacturer of Supplier under any purchase or supply contract.

         3. TERM. This Lease shall become effective upon acceptance by us by signing and dating this Lease and the term for this Lease shall begin on the day the Equipment has been delivered to and is usable by you ("Commencement Date"). The base term of this Lease shall begin on the first day of the month following the Commencement Date and terminate upon the expiration of the number of months stated under Lease Term.

         4. LEASE PAYMENT. You shall pay to us the monthly Lease Payment, in advance, for each month or any part thereof the Lease is in effect. The first such payment shall be made on the first day of the month following the Commencement Date. A prorata portion of the Lease Payment based on a daily charge of one- thirtieth (1/30) of the Lease Payment calculated from the Commencement Date to the end of the month shall be due and payable at the Commencement Date. Lease Payments and other sums due which are not paid within ten (10) days of their due date shall be subject to a late charge equal to ten percent (10%) of each delayed payment (or such lesser rate as is the maximum rate allowable under applicable law). You agree that if this Lease is not commenced for any reason beyond our control, then we shall retain your deposit to cover our expenses associated with approving this lease. We have the right, but not the obligation, to electronically withdraw funds from your bank account to pay for any unpaid lease payments, taxes, fees, charges and assessments. You shall provide us with any bank account information we request in order to process electronic payments. You may revoke our authorization to electronically to withdraw funds by giving us 10 days written notice. You agree to pay us a fee of $25.00 for each occurrence of a dishonored check or electronic payment.

         5. EQUIPMENT LOCATION; USE AND REPAIR; RETURN. You will keep and use the Equipment only at the Equipment Location shown on the front of this Lease. You may not move the Equipment without our prior written consent. At your own cost and expense, you will keep the Equipment eligible for any manufacturer's certification, in compliance with all applicable laws and in good condition, except for ordinary wear and tear. You will not make any alterations, additions or replacements to the Equipment without our prior written consent. All alterations, additions and replacements will become part of the Equipment and our property at no cost or expense to us. We may inspect the Equipment at any reasonable time. Unless you purchase the Equipment in accordance with this Lease, at the end of this Lease you will immediately deliver the Equipment to us in as good condition as when you received it, except for ordinary wear and tear, to any place in the United States that we tell you. In the event the Equipment is not in good working condition when you return it, you agree to pay for any repairs, changes, alternations or upgrades necessary to return the Equipment to good working


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condition. You will pay all expenses of deinstalling, crating and shipping, and you will insure the Equipment for its full replacement value during shipping.

         6. TAXES AND FEES. You will pay when due, either directly to us upon our demand to any taxing authority, all taxes, fines and penalties relating to this Lease or the Equipment that are now or in the future assessed or levied by any state, local or other government authority. We will file all personal property, use or other tax returns (unless we notify you otherwise in writing) and you agree to pay us a fee for making such filings. We do not have to contest any taxes, fines or penalties. You will pay estimated property taxes with each Lease Payment, or annually, as invoiced. You will also pay any reasonable fees associated with the inspection of the leased equipment.

         7. LOSS OR DAMAGE. As between you and us, you are responsible for any loss, theft or destruction of, or damage to, the Equipment (collectively "Loss") from any cause at all, whether or not insured, until the equipment is delivered to us at the end of this Lease. You are required to make all Lease Payments even if there is a Loss. At time of Loss or Damage, at our option, you will either
(a) repair the Equipment so that the equipment is in good condition and working order, eligible for any manufacturer's certification, or (b) pay us the amounts specified in Section 11b.

         8. INSURANCE. You will provide and maintain at your expense (a) property insurance against the loss, theft or destruction of, or damage to, the Equipment for its full replacement value, naming us as loss payee, and (b) public liability and third party property insurance, naming us as an additional insured. You will give us certificates or other evidence of such insurance when requested. Such insurance will be in a form, amount and with companies acceptable to us, and will provide that we will be given 30 days advance notice of any cancellation or material change of such insurance. If you do not give us evidence of insurance acceptable to us, we have the right, but not the obligation, to obtain insurance covering our interest in the Equipment for the term of this Lease, including any renewal or extensions, from an insurer of our choice. We may add the costs of acquiring and maintaining such insurance and our fees for our service in placing and maintaining such insurance (collectively, "Insurance Charge") to the amounts due from you under this Lease. You will pay the Insurance Charge in equal installments allocated to the remaining Lease Payments. If we purchase insurance, you will cooperate with our insurance agent with respect to the placement of insurance and processing of claims. Nothing in this Lease will create an insurance relationship of any type between us and any other person. You acknowledge that we are not required to secure or maintain any insurance, and we will not be liable to you if we terminate any insurance coverage that we arrange. If we replace or renew any insurance coverage, we are not obligated to provide replacement or renewal coverage under the same terms, costs, limits, or conditions as the previous coverage. If we replace or renew any insurance coverage you agree to pay any reasonable fee assessed for the processing, maintenance, billing and handling of the policy.

         9. TITLE; RECORDING. We are the owner of and will hold title to the Equipment. You will keep the Equipment free of all liens and encumbrances. Unless the Purchase Option price shown on the front of this Lease is $101 or less, you agree that this transaction is a true lease. However, if this transaction is deemed to be a lease intended for security, you grant us a purchase money security interest in the Equipment (including any replacements, substitutions, additions, attachments and proceeds). You will deliver us signed


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financing statements or other documents we request to protect our interest in the Equipment. YOU AUTHORIZE US TO FILE A COPY OF THIS LEASE AS A FINANCING STATEMENT AND APPOINT US OR OUR DESIGNEE AS YOUR ATTORNEY-IN-FACT TO EXECUTE AND FILE, ON YOUR BEHALF, FINANCING STATEMENTS COVERING THE EQUIPMENT.

                                                                INITIAL ________

         10. DEFAULT. Each of the following is a "Default" under this Lease: (a) you fail to pay any Lease Payment or any other payment, fee, charge, cost or assessment within 10 days of its due date, (b) you do not perform any of your other obligations under this Lease or under any other agreement with us and this failure continues for 10 days after we have notified you of it, (c) you become insolvent, you dissolve or are dissolve or are dissolved, or you assign your assets for the benefit or are dissolved, or you assign your assets for the benefit of your creditors, or enter (voluntarily or involuntarily) any bankruptcy or reorganization proceeding; (d) any guarantor of this Lease dies, does not perform their obligations under the guaranty, or becomes subject to one of the events listed in clause (c) above.

         11. REMEDIES. If a Default occurs, we may do one or more of the following: (a) we may cancel or terminate this Lease or all other agreements that we have entered into with you; (b) we may require you to immediately pay us, as compensation for loss of our bargain and not as a penalty, a sum equal to
(i) the present value of all unpaid Lease Payments for the remainder of the term plus the present value of our anticipated residual interest in the Equipment, each discounted at 5% per year, compounded monthly, plus (ii) all other amounts due or that become due under this Lease; (c) we may require you to deliver the Equipment to us as set forth in Section 5; (d) we or our agent may peacefully repossess the Equipment without court order and you will not make any claims against us for damages or trespass or any other reason; and (e) we may exercise any other right or remedy available at law or in equity. You agree to pay all of our costs of enforcing our rights against you, including reasonable attorneys' fees. If we take possession of the Equipment, we may sell or otherwise dispose of it with or without notice, at a public or private sale, and apply the net proceeds (after we have deducted all costs related to the sale or disposition of the Equipment) to the amounts that you owe us. You agree that if notice of sale is required by law to be given, 10 days' notice shall constitute reasonable notice. You will remain responsible for any amounts that are due after we have applied such net proceeds.

         12. FINANCE LEASE STATUS. You agree that if Article 2A of the Uniform Commercial Code applies to this Lease, this Lease will be considered a "finance lease" as that term is defined in Article 2A. By signing this Lease, you agree that either (a) you have reviewed, approved, and received, a copy of the Supply Contract or (b) that we have informed you of the identity of the Supplier, that you have rights under the Supply Contract, and that you may contact the Supplier for a description of those right. TO THE EXTENT PERMITTED BY APPLICABLE LAW, YOU WAIVE ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE BY ARTICLE 2A.

         13. ASSIGNMENT, YOU MAY NOT ASSIGN, SELL, TRANSFER OR SUBLEASE THE EQUIPMENT OR YOUR INTEREST IN THIS LEASE. We may, with or without notifying you, sell, assign, or transfer this Lease or our rights in the Equipment. You


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agree that the new owner will have the same rights and benefits that we have now under this Lease but not our obligations. The rights of the new owner will not be subject to any claim, defense or set-off that you may have against us.

         14. PURCHASE OPTION; AUTOMATIC RENEWAL. If no Default exists under this Lease, you will have the option at the end of the original or any renewal term to purchase all (but not less than all) of the Equipment at the Purchase Option price shown on the front of this Lease, plus any applicable taxes. Unless the Purchase Option price is $101 or less, you must give at least 180 days prior written notice via certified mail before the end of the original term that you will purchase the Equipment or that you will deliver it to us. If you do not give us such written notice or if you do not purchase or deliver the Equipment in accordance with the terms and conditions of the Lease, this Lease will automatically renew for a 12 month term and thereafter renew for successive one month terms until you deliver the Equipment to us. During such renewal (s) the Lease Payment will remain the same. We may cancel the automatic renewal by sending you written notice 10 days prior to such renewal term. If the Fair Market Value Purchase Option has been selected, we will use our reasonable judgment to determine the Equipment's fair market value. Upon payment of the Purchase Option price, and if no Default exists, we shall transfer our interest in the Equipment to you "AS IS, WHERE IS" without any representation or warranty whatsoever and this Lease will terminate. In the event the Purchase Option price is $101 or less and you do not remit the full Purchase Option price and any and all due taxes, fees, charges or assessments, this Lease will automatically renew for a 3 month term and thereafter renew for successive one month terms until you remit all amounts due.

         15. INDEMNIFICATION. You are responsible for any losses, damages, penalties, claims, suits and actions (collectively "Claims"), whether based on a theory of strict liability or otherwise caused by or related to (a) the manufacture, installation, ownership, use, lease, possession, or delivery of the Equipment or (b) any defects in the Equipment. You agree to reimburse us for and if we request, to defend us against, any Claims.

         16. CREDIT INFORMATION, YOU AUTHORIZE US OR ANY OF OUR AFFILIATES TO OBTAIN CREDIT BUREAU REPORTS, AND MAKE OTHER CREDIT INQUIRES THAT WE DETERMINE ARE NECESSARY, ON YOUR WRITTEN REQUEST, WE WILL INFORM YOU WHETHER WE HAVE REQUESTED A CONSUMER CREDIT REPORT AND THE NAME AND ADDRESS OF ANY CONSUMER CREDIT REPORTING AGENCY THAT FURNISHED A REPORT. YOU ACKNOWLEDGE THAT WITHOUT FURTHER NOTICE WE MAY USE OR REQUEST ADDITIONAL CREDIT BUREAU REPORTS TO UPDATE OUR INFORMATION SO LONG AS YOUR OBLIGATIONS TO US ARE OUTSTANDING.

         17. MISCELLANEOUS. You agree that the terms and conditions contained in this Lease make up the entire agreement between you and us regarding the lease of the Equipment. This Lease in not binding on us until we sign it. Any change in the terms and conditions of this Lease must be in writing and signed by us. You agree, however, that we are authorized without notice to you, to supply missing information or correct obvious errors in this Lease. If we delay or fail to enforce any of our rights under this Lease, we will still be entitled to enforce those rights at a later time. All notices shall be given in writing by the party sending the notice and shall be effective when deposited in the U.S Mail and shall be made via certified mail where noted in this Lease, addressed to the other party receiving the notice at its address shown


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on the front of this Lease (or to any other address specified by that party in writing) with postage prepaid. All of our rights and indemnities will survive the termination of this Lease. It is the express intent of the parties not to violate any applicable usury laws or to exceed the maximum amount of time price differential or interest, as applicable, permitted to be charged or collected by applicable law, and any such excess payment will be applied to Lease Payments in inverse order of maturity, and any remaining excess will be refunded to you. If you do not perform any of your obligations under this Lease, we have the right, but not the obligation, to take any action or pay any amount we believe are necessary to protect our interest. You agree to reimburse us immediately upon our demand for any such amounts that we pay. If more than one Lessee has signed this Lease, each of you agree that your liability is joint and several.

         18. This document was sent electronically. I hereby warrant that this document has not been altered in any way. Any alteration or revision to any part or this or any attached documents will make all documents non-binding and void.


                                                              INITIAL __________


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                        EXHIBIT 'A' EQUIPMENT DESCRIPTION


         The following invoice(s) are referenced, and hereby incorporated, for the purpose of describing the equipment subject to lease agreement # 001-07458-01. By signing below, I, the lessee, acknowledge that I chose to lease the equipment listed on the invoice(s) per the payment schedule and the terms and conditions set out in lease agreement # 001-07458-01, which is the governing document to this lease regardless of the price and terms (if any) indicated on the invoice(s).

EQUIPMENT                     INVOICE #              DATE               VENDOR

LA #:  001-07458-01

LESSEE:    FreeRealTime.com, Inc.

By:  _____________________________
     Brad Gunn, President

DATE:      March 25, 1999